UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 14, 2013

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2013, the Board of Directors (the “Board”) of Tilly’s, Inc. (the “Company”) approved an amendment to the Bylaws of the Company (the “Bylaws”), which became effective upon its adoption by the Board on November 14, 2013. The amendment to the Bylaws added a new Article XI to select the Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) derivative actions brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document Description

3.1	Amended and Restated Bylaws of Tilly’s, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: November 19, 2013	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Amended and Restated Bylaws of Tilly’s, Inc.